May 25, 2011


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts of Anglo
Platinum Limited
(Form F-6 File No 333-170463)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Anglo Platinum Limited to Anglo American Platinum Limited.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Anglo Platinum Limited.
The Prospectus has been revised to reflect the new name, and has been overstamped with:


Effective May 25, 2011 the Companys
Name changed from Anglo Platinum
Limited to Anglo American Platinum
Limited.
Please contact me with any questions or
comments at 212 815-2221


Vanessa Salazar
Vice President
The Bank of New York Mellon - ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286